UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2015 (March 18, 2015)

BOSTON THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54586	27-0801073
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

1750 Elm Street, Suite 103, Manchester, NH 03104
(Address of principal executive offices)          (Zip Code)

(603) 935-9799
(Registrant’s telephone number, including area code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 1.01                      Entry Into a Material Definitive Agreement

Typenex Note

On March 18, 2015, the Company entered into a Securities Purchase Agreement (the “Typenex Agreement”) with Typenex Co-Investment, LLC (“Typenex”).  Pursuant to the Typenex Agreement, the Company issued to Typenex a convertible promissory note in the principal amount of $200,000 with an original issue discount of $20,000 plus an additional $5,000 to cover Typenex’s due diligence and legal fees in connection therewith (the “Typenex Note”).  Interest accrues at the rate of 10% per annum.  The Typenex Note is due in February 2016.

Payment of the Typenex Note is due on a monthly basis, beginning in September 2015, in the amount of $37,500 per month plus all unpaid interest and other costs, fees or charges under the Typenex Note. Payments may be made in cash or in shares of Common Stock (the “Conversion Shares”).  However, in the event that the Common Stock is no longer listed on a U.S. national securities exchange or designated for quotation on the OTCQB, or if the Company triggers any other Equity Conditions Failure (as defined therein), the Company must pay in cash, and may not repay with Conversion Shares. The Company may prepay the Typenex Note by making a payment equal to 125% of the outstanding balance of the Typenex Note (including interest and other fees and amounts due).

The Typenex Note is initially convertible into Conversion Shares at a price equal to the lower of (i) or 70% (subject to adjustment) of the average of the three lowest closing bid prices of the Common Stock (the “Market Price”) during the 20 trading days immediately following the issuance of Conversion Shares and (ii) $0.30 per share (the “Initial Conversion Price”).  However, the Company must deliver additional Conversion Shares to Typenex in the event that either the Initial Conversion Price or the Market Price during the 20 trading days immediately following the issuance of Conversion Shares is less than the conversion price used to calculate the applicable Conversion Shares (the “True-Up Payment”).  In the event that the Company’s market capitalization (as defined therein, “Market Capitalization”), falls below $5,000,000 at any time, then the Conversion Price for all subsequent conversions shall equal the lower of the Initial Conversion Price and the Market Price during the 20 trading days immediately preceding the applicable Conversion Date, subject to further adjustment pursuant to the True-Up Payment.

If the Company fails to repay the Typenex Note when due, or if other events of default thereunder apply, a default interest rate of 22% per annum will apply.

Pursuant to the Typenex Agreement, the Company issued to Typenex a warrant (the “Typenex Warrant”) to purchase shares equal to $112,500 divided by the Market Price on the date the Warrant was issued.  The Typenex Warrant will be immediately exercisable at an exercise price of $0.30 per share and expire in March 2020. The Typenex Warrant is subject to adjustment under certain circumstances, including “full ratchet” anti-dilution protection upon the issuance of any Common Stock, securities convertible into Common Stock, or certain other issuances at a price below the then-existing exercise price, with certain exceptions.

The Typenex Note and Typenex Warrant contain limitations that prevent the holder from acquiring shares upon exercise of the Typenex Note or Typenex Warrant that would result in the number of shares beneficially owned by it and its affiliates exceeding 4.99% of the total number of shares of Common Stock then issued and outstanding (which limit may be raised to 9.99% upon the request of the holder or otherwise waived upon 61-day notice).

JMJ Note

On March 18, 2015, the Company issued to JMJ Financial (“JMJ”) a convertible promissory note in the principal amount of $75,000 with an original issue discount of $7,500 (the “JMJ Note”).  The JMJ Note is due in March 2017.

The Company may repay the JMJ within 90 days of issuance without any interest payment.  Thereafter, the Company may not make any payment until the JMJ Note matures, unless such payment is approved by JMJ.  Interest accrues at the rate of 12% per annum with respect to any payment made after the initial 90-day period.

The JMJ Note is convertible into Common Stock, at JMJ’s option, at any time, at a 40% discount (subject to adjustment) to the lowest trade price of the Common Stock during the 20 trading day period immediately prior to the date of conversion.

The JMJ Note contains limitations that prevent the holder from acquiring shares upon exercise of the JMJ Note that would result in the number of shares beneficially owned by it and its affiliates exceeding 4.99% of the total number of shares of Common Stock then issued and outstanding.

Vis Vires Note

On March 18, 2015, the Company entered into a Securities Purchase Agreement (the “Vis Vires Agreement”) with Vis Vires Group, Inc. (“Vis Vires”).  Pursuant to the Vis Vires Agreement, the Company issued to Vis Vires a convertible promissory note in the principal amount of $79,000 (the “Vis Vires Note”).  Interest accrues at the rate of 8% per annum.  The Vis Vires Note is due in December 2015.

At any time on or after September18, 2015, the Vis Vires Note is convertible into Common Stock, at Vis Vires’ option, at a 39% discount to the average of the lowest three reported closing bid price of the Common Stock during the 10 trading day period immediately prior to the date of conversion. The Vis Vires Note is subject to adjustment under certain circumstances, including “full ratchet” anti-dilution protection upon the issuance of any Common Stock, securities convertible into Common Stock, or certain other issuances at a price below the then-existing exercise price, with certain exceptions.

The Company may prepay the Vis Vires Note by making a payment equal to a percentage of the outstanding balance of the Vis Vires Note (including interest and other fees and amounts due), as follows:

•	110% during the first 30 days following the issuance of the Vis Vires Note;
•	115% from 31 days to 60 days following the issuance of the Vis Vires Note;
•	120% from 61 days to 90 days following the issuance of the Vis Vires Note;
•	125% from 91 days to 120 days following the issuance of the Vis Vires Note;
•	130% from 121 days to 150 days following the issuance of the Vis Vires Note; and
•	135% from 151 days to 180 days following the issuance of the Vis Vires Note.

If the Company fails to repay the Vis Vires Note when due, or if other events of default thereunder apply, a default interest rate of 22% per annum will apply.

The Vis Vires Note contains a limitation that prevents the holder from acquiring shares upon exercise of the Vis Vires Note that would result in the number of shares beneficially owned by such holder and its affiliates exceeding 9.99% of the total number of shares of Common Stock then issued and outstanding (which limit may be waived upon 61-day notice).

Pursuant to the Vis Vires Agreement, the Company granted Vis Vires a right of first refusal with respect to any equity (or debt with an equity component) financing conducted by the Company during the first six months of the term of the Vis Vires Note in an amount less than $100,000.  The right of first refusal will not apply in certain instances, including any transaction involving issuances of securities in a firm commitment underwritten public offering or issuances of securities as consideration for a merger, consolidation or purchase of assets, or in connection with any strategic partnership or joint venture, or in connection with the disposition or acquisition of a business, product or license by the Company.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02                      Unregistered Sale of Equity Securities

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.  The Typenex Note, the JMJ Note, the Vis Vires Note and the Typenex Warrant were issued by the Company under the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended and/or Regulation D promulgated thereunder, as the securities were issued to accredited investors, without a view to distribution, and were not issued through any general solicitation or advertisement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON THERAPEUTICS, INC.

Date: March 23, 2015	By:	/s/ David Platt, Ph.D
David Platt
Chief Executive Officer
and Chairman